                                                                     Exhibit 4.1

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:TEN COM ? as tenants in common

  TEN ENT  ? as tenants by the entireties

  JT TEN       ? as joint tenants with right of

  JT TEN       ? survivorship and not as tenants

  JT TEN       ? in common

UNIF GIFT MIN ACT ?   Custodian

         (Cust)                   (Minor)

                      under Uniform Gifts to Minors

                                   Act

 (State)

Additional abbreviations may also be used though not in the above list.

For value received,  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR  OTHER

IDENTIFYING NUMBER OF ASSIGNEE


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)





   shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

  Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:



THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:



THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

COMMON  STOCK

COMMON  STOCK

NITINOL MEDICAL TECHNOLOGIES, INC.

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

CUSIP 65476T 10 4

This Certifies that

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE PER SHARE, OF

NITINOL MEDICAL TECHNOLOGIES, INC.

(the `` Corporation''), subject to the provisions of the Certificate of Incorporation and By-Laws of the Corporation and transferable only on the books of the Corporation by the holder thereof, in person or by attorney upon surrender of this Certificate properly endorsed.

   The Corporation will furnish without charge to each shareholder who so requests a full statement of the designations, relative rights, preferences and limitations of the shares of each class of stock which the Corporation is authorized to issue, of the designations, relative rights, preferences and limitations of each series of preferred stock which the Corporation is authorized to issue so far as such terms have been fixed, and of the authority of the Board of Directors of the Corporation to designate and fix the relative rights, preferences and limitations of any series of preferred stock which the Corporation is authorized to issue.

   This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

   Witness the facsimile Seal of the Corporation and the facsimile signatures of its authorized officers.


Dated

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT

AND REGISTRAR,

BY

AUTHORIZED SIGNATURE